Exhibit 99.2

News release for immediate release
Contact information:
Heather J. Wietzel, Vice President, Investor Relations
217-788-5144 | investorrelations@horacemann.com

HORACE MANN REPORTS FULL-YEAR 2020 NET INCOME OF $3.17 PER SHARE AND STRONG CORE EARNINGS* OF $3.40 PER SHARE
•Net income per share declined 28.0% from 2019, largely due to realized investment gains in 2019 related to annuity reinsurance transaction, with net return on equity at 8.1%
•Core earnings per share rose 54.5% to record $3.40 with core ROE at 10.5%
◦Continued progress that reflects unwavering commitment to education market and multi-year emphasis on products, distribution and infrastructure; full-year contribution of new Supplemental segment
◦Property and Casualty and Supplemental segment results reflected pandemic-related changes in policyholder behavior, as well as Camp Fire subrogation recovery
◦Partial offsets included higher catastrophe losses, lower net investment income, auto premium relief and increased Life segment benefit costs compared to 2019
•Fourth-quarter net income per share rose 44.9% to $1.13 with core earnings up 50.7%
•Book value per share up 13.7% and book value excluding net unrealized gains up 6.0% since year end 2019
•2021 core earnings expected to be in the range of $3.00 to $3.20, with ROE in the range of 9% to 9.5%
◦Anticipate further underlying progress toward long-term objective of double-digit ROE
◦Auto and Supplemental policyholder behavior expected to gradually return to near historical levels by year-end 2021
◦Catastrophe losses would reduce Property and Casualty combined ratio by approximately 9.5 points
◦Growing contribution of alternative portfolio boosting net investment income, particularly for Retirement and Life segments
SPRINGFIELD, Ill., February 2, 2021 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the year ended December 31, 2020:

Horace Mann Consolidated Financial Highlights
	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions, except per share amounts)	2020	2019	% Change	2020	2019	% Change
Total revenues	$352.3	$333.6	5.6%	$1,310.4	$1,439.0	-8.9%
Net income	47.8	33.0	44.8%	133.3	184.4	-27.7%
Net investment gains (losses) after tax	8.4	1.3	N.M.	(1.7)	120.2	N.M.
Other expense - goodwill and intangible asset impairments, after tax	(8.1)	—	N.M.	(8.1)	(28.0)	N.M.
Core earnings*	47.5	31.7	49.8%	143.1	92.2	55.2%
Per diluted share:
Net income	1.13	0.78	44.9%	3.17	4.40	-28.0%
Net investment gains (losses) after tax	0.19	0.03	N.M.	(0.04)	2.87	N.M.
Other expense - goodwill and intangible asset impairments, after tax	(0.19)	—	N.M.	(0.19)	(0.67)	N.M.
Core earnings per diluted share*	1.13	0.75	50.7%	3.40	2.20	54.5%
Book value per share				43.22	38.01	13.7%
Book value per share excluding net unrealized investment gains on fixed maturity securities*				34.38	32.42	6.0%
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.
The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“Never has there been a clearer example of how vital educators are to our communities than 2020,” said Horace Mann President and CEO Marita Zuraitis. “We are deeply appreciative of the work educators are doing to educate and advocate for students while facing an overwhelming array of new challenges. At Horace Mann, helping educators address challenges is part of who we are, and we completed a number of initiatives this year to optimize our efforts for serving customers better in a remote environment. The events of 2020 serve as reinforcement of the importance of our mission for the past 75 years - to help deserving educators achieve lifelong financial success.

“Our 2020 results reflected the pandemic’s effect on policyholder behavior, such as changing driving patterns, that resulted in lower Auto loss frequency,” Zuraitis said. “But underneath those unusual trends, we are benefiting from a stronger foundation — the result of our long-term strategic plan to improve our ability to serve educators by enhancing our product offerings, strengthening our distribution and modernizing our infrastructure, including the 2019 addition of our Supplemental segment and annuity reinsurance transaction to mitigate interest rate risk. While 2020 results clearly illustrate the strength of our profitability initiatives, the impact of a largely remote educator workforce in a pre-vaccine environment is temporarily slowing our top-line growth. More importantly, we are well positioned for post-vaccine growth due to the strategic work we completed in 2020, including full integration of Supplemental agents to allow them to reach more educators with more solutions.

“In 2021, we expect core EPS will be in the range of $3.00 to $3.20 as we make further progress toward our long-term objectives,” Zuraitis concluded. “Our outlook anticipates policyholder behavior gradually returning to historical patterns by the end of 2021, and a Property and Casualty catastrophe loss load almost two points higher than our previous year’s initial estimate. We expect all segments, particularly Retirement and Life, to benefit from the growing contribution to net investment income of our alternative investment portfolio. Our 2021 ROE target of 9% to 9.5% keeps us on the path to a sustainable, long-term double-digit ROE from our strategic actions. As expected, those actions contributed about one full point of the ROE improvement we saw in 2020.”

Property and Casualty Segment 2020 Combined Ratio at 92.7% Despite Higher Catastrophe Losses
(All comparisons vs. same period in 2019, unless noted otherwise)
Our Property and Casualty insurance segment primarily markets private passenger automobile insurance and residential home insurance. We offer standard automobile coverages, including liability, collision and comprehensive. Property coverage includes both homeowners and renters policies. For both automobile and property coverage, we offer educators a discounted rate and the Educator Advantage® package of features. The Property and Casualty segment represented 53% of 2020 total revenues and contributed $76.5 million to core earnings.

	Three Months Ended December 31,				Twelve Months Ended December 31,
($ in millions)	2020	2019	Change		2020	2019	Change

Property and Casualty written premiums*	$153.0	$164.6	-7.0%		$635.5	$683.1	-7.0%
Property and Casualty net income / core earnings*	22.8	20.0	14.0%		76.5	54.3	40.9%
Property and Casualty combined ratio	90.2%	90.3%	-0.1	pts	92.7%	96.5%	-3.8	pts
Property and Casualty underlying loss ratio*	58.7%	60.3%	-1.6	pts	54.9%	63.1%	-8.2	pts
Property and Casualty expense ratio	28.3%	27.4%	0.9	pts	26.4%	26.9%	-0.5	pts
Property and Casualty catastrophe losses	3.8%	2.6%	1.2	pts	13.0%	7.6%	5.4	pts
Property and Casualty underlying combined ratio*	87.0%	87.7%	-0.7	pts	81.3%	90.0%	-8.7	pts
Auto combined ratio	96.2%	99.7%	-3.5	pts	88.0%	97.6%	-9.6	pts
Auto underlying loss ratio*	67.4%	71.9%	-4.5	pts	60.4%	70.6%	-10.2	pts
Property combined ratio	79.0%	71.5%	7.5	pts	102.0%	94.2%	7.8	pts
Property underlying loss ratio*	42.1%	37.1%	5.0	pts	44.3%	47.2%	-2.9	pts

Full-year 2020 Property and Casualty written premiums declined due to lower new business and pandemic-related premium credits in the second quarter, which more than offset the return of the reinstatement premiums related to the PG&E subrogation recovery in the third quarter. The Auto policy retention rate of 81.2% and Property retention rate of 86.8% were in line with recent experience.
Overall, segment core earnings for the year rose 40.9% due to the 3.8 point improvement in the combined ratio, despite a 5.4 point increase in the catastrophe loss ratio, and higher net investment income, driven by favorable limited partnership returns in the second half of the year.
The underlying combined ratio improved by 8.7 points over 2019, largely due to the unusually low underlying Auto loss ratio. The underlying auto loss ratio improved 10.2 points, reflecting lower frequency related to changing driving patterns due to COVID-19, as well as the ongoing benefit of profitability initiatives. The underlying property loss ratio improved 2.9 points, primarily due to the return of the reinsurance reinstatement premium in the second quarter.
In the fourth quarter, the company incurred $6.1 million of catastrophe losses from 13 events that added 3.8 points to the combined ratio. Catastrophe losses for the year totaled $84.4 million, adding 13.0 points to the combined ratio. The company’s full-year 2021 guidance reflects a catastrophe loss assumption of approximately 9.5 points on the combined ratio.

Supplemental Segment Contributed $43.1 million to 2020 Earnings
(All comparisons vs. same period in 2019, unless noted otherwise)
Our Supplemental insurance segment specializes in marketing supplemental insurance products, including cancer, heart, hospital, supplemental disability and accident for the education market. The segment was formed when Horace Mann acquired NTA Life Enterprises, LLC (NTA) in July 2019 and continues to build on NTA’s nearly 50 years of experience in the sector. The Supplemental segment represented 12% of 2020 total revenues and contributed $43.1 million to core earnings.

	Three Months Ended December 31,				Twelve Months Ended December 31,
($ in millions)	2020	2019	Change		2020	2019 (1)	Change (1)

Supplemental sales*	$1.4	$4.6	-69.6%		$7.2	$8.2	N/A
Earned premiums	31.9	32.9	-3.0%		130.7	65.8	N/A
Supplemental net income / core earnings*	12.5	11.1	12.6%		43.1	18.0	N/A
Pretax profit margin (2)	41.5%	37.9%	3.6	pts	36.4%	30.8%	N/A
(1)    The acquisition of NTA closed on July 1, 2019.
(2)     Measured to total revenues.

Supplemental segment sales were $1.4 million in the fourth quarter, in line with the third quarter, reflecting the modest rebound that began mid-year, but continuing to reflect lower sales volume due to limited school access because of COVID-19. Persistency was up slightly at 90.5%.

Strong core earnings reflected continued favorable business trends as well as some short-term benefit from changes in policyholder behavior due to COVID-19. Segment expenses include the non-cash impact of amortization of intangible assets under purchase accounting that reduced full-year core earnings by $12.6 million pretax. The pretax profit margin remains above management’s longer-term expectations because of the pandemic-related changes in policyholder behavior.

Retirement Segment Sees 4.5% Increase in Annuity Contract Deposits over 2019
(All comparisons vs. same period in 2019, unless noted otherwise)
Our Retirement segment primarily markets 403(b) tax-qualified fixed, fixed index and variable annuities; the Horace Mann Retirement Advantage® open architecture platform for 403(b)(7) and other defined contribution plans; and other retirement products to educators. Horace Mann is one of the largest participants in the K-12 educator portion of the 403(b) tax-qualified annuity market, measured by 403(b) net written premium on a statutory accounting basis. The Retirement segment represented 21% of 2020 total revenues and contributed $28.2 million to core earnings.

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions)	2020	2019	Change	2020	2019	Change

Annuity contract deposits*	$116.7	$117.9	-1.0%	$483.4	$462.5	4.5%
Annuity assets under management (1)				4,841.8	4,379.6	10.6%
Total assets under administration (2)				8,684.0	8,270.6	5.0%
Retirement net income (loss)	3.5	2.1	66.7%	20.1	(4.8)	N.M.
Retirement core earnings*	11.6	2.1	N.M.	28.2	23.2	21.6%
Retirement core earnings excluding DAC unlocking*	11.2	2.1	N.M.	26.8	26.0	3.1%
N.M. - Not meaningful.
(1)     Amount reported as of December 31, 2020 excludes $752.1 of assets under management held under modified coinsurance reinsurance.
(2)    Includes Annuity AUM, Brokerage and Advisory AUA, and Recordkeeping AUA.

For the year, annuity contract deposits rose 4.5% over 2019. Educators continue to find value in our Retirement savings products, including our competitively priced annuity products. Total cash value persistency remained strong at 95.0% for variable annuities and 94.7% for fixed annuities.

Horace Mann currently has $4.8 billion in annuity assets under management, including $2.2 billion of fixed annuities, $2.1 billion of variable annuities and $0.5 billion of fixed indexed annuities. Assets under administration, which includes advisory and recordkeeping assets added through the acquisition of Benefit Consultants Group (BCG) in 2019, were up 5.0% from year-end 2019.

The net interest spread on the retained annuity business was 212 points for the year, continuing to improve because of the benefits of the 2019 annuity reinsurance transaction. Lower net interest margin due to the reduced size of the managed portfolio was more than offset by expense savings, resulting in 3.1% growth in core earnings excluding DAC unlocking for the year.

In the fourth quarter of 2020, Retirement segment net income reflected the after-tax impairment of $8.1 million of goodwill and intangible assets associated with BCG, which had been acquired in 2019, due to anticipated softer BCG wealth management sales outside of the education markets. Operational benefits from the BCG transaction remain on track. In 2019, management impaired $28.0 million of goodwill that had been associated with the reinsured legacy annuity block.

Life Segment 2020 Sales of Recurring Premium Products Stable
(All comparisons vs. same period in 2019, unless noted otherwise)
Our Life insurance segment primarily markets traditional term and whole life insurance products to educators. The Life segment represented 14% of 2020 total revenues and contributed $10.4 million to core earnings.

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in millions)	2020	2019	Change	2020	2019	Change

Life sales*	$3.1	$4.2	-26.2%	$12.7	$17.9	-29.1%
Life mortality costs	10.5	7.1	47.9%	38.8	33.5	15.8%
Life net income / core earnings*	3.6	4.0	-10.0%	10.4	17.6	-40.9%

Life sales were down for the year on stable new sales of recurring term and whole life policies, and lower new sales of more complex products such as single premium and Indexed Universal Life policies. Life core earnings* reflected 2020 mortality costs in line with expectations compared with favorable mortality experience in 2019. Full-year persistency for life products of 95.8% improved from the prior year period.

Investment Portfolio Achieved Better-Than-Anticipated Fourth Quarter Results Due To Continued Rebound in Alternatives Portfolio
(All comparisons vs. same period in 2019, unless noted otherwise)
Our investment strategy is primarily focused on generating income to support product liabilities, and balances principal protection and risk. Total net investment income includes net investment income on the investment portfolio managed by Horace Mann as well as accreted investment income on the deposit asset on reinsurance related to the company’s 2019 reinsurance of a block of approximately $2.9 billion of policy liabilities related to legacy individual annuities written in 2002 or earlier that was effective April 1, 2019.

	Three Months Ended December 31,				Twelve Months Ended December 31,
($ in millions)	2020	2019	Change		2020	2019		Change

Pretax net investment income - investment portfolio	$76.0	$62.0	22.6%		$260.3	$294.3		-11.6%
Pretax investment income - deposit asset on reinsurance	25.2	23.8	5.9%		97.3	70.8		37.4%
Total pretax net investment income	101.2	85.8	17.9%		357.6	365.1		-2.1%
Pretax net investment gains (losses)	10.5	1.7	N.M.		(2.3)	153.3		N.M.
Pretax net unrealized investment gains on fixed maturity securities					556.7	334.7		66.3%
Investment yield, excluding limited partnership interests, pretax - annualized	4.25%	4.36%	-0.11	pts	4.33%	4.64%	-0.31	pts
N.M. - Not meaningful.

Total net investment income was down slightly year-over-year. Net investment income on the managed portfolio rose 22.6% in the fourth quarter as favorable returns on limited partnership investments continued to offset slightly lower yields on fixed maturity investments. Net investment income on the managed portfolio was down for the full year due to market weakness early in 2020, which primarily impacted limited partnership returns.

Full-year pretax net investment losses were $2.3 million, including $5.3 million in other-than-temporary impairment charges. The company’s fixed maturity securities portfolio is in a net unrealized investment gain position of $556.7 million at December 31, 2020.

Book Value Excluding Net Unrealized Investment Gains Up 6% Year Over Year
At December 31, 2020, shareholders’ equity was $1.79 billion, or $43.22 per share. Excluding net unrealized investment gains on fixed maturity securities, shareholders’ equity was $1.42 billion, or $34.38 per share.* The year-over-year improvement in book value excluding unrealized investment gains on fixed maturity securities primarily reflected the realized gain on assets transferred in the 2019 annuity reinsurance transaction, as well as strong earnings.

At December 31, 2020, total debt was $437.3 million, with $135.0 million outstanding on the company’s line of credit. The ratio of debt-to-capital excluding net unrealized investment gains* was 23.5%.

Quarterly Webcast
Horace Mann’s senior management will discuss the company’s fourth-quarter and full-year financial results with investors on February 3, 2021 at 9:30 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America’s educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures
Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 and the company’s past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
EARNINGS SUMMARY
Net income	$47.8	$33.0	44.8%	$133.3	$184.4	-27.7%
Net investment gains (losses), after tax	8.4	1.3	N.M.	(1.7)	120.2	N.M.
Other expense - goodwill and intangible asset impairments, after tax	(8.1)	—	N.M.	(8.1)	(28.0)	N.M.
Core earnings*	47.5	31.7	49.8%	143.1	92.2	55.2%

Per diluted share:
Net income	$1.13	$0.78	44.9%	$3.17	$4.40	-28.0%
Net investment gains (losses), after tax	$0.19	$0.03	N.M.	$(0.04)	$2.87	N.M.
Other expense - goodwill and intangible asset impairments, after tax	$(0.19)	$—	N.M.	$(0.19)	$(0.67)	N.M.
Core earnings*	$1.13	$0.75	50.7%	$3.40	$2.20	54.5%
Weighted average number of shares and equivalent shares (in millions) - Diluted	42.2	42.1	0.2%	42.0	41.9	0.2%

RETURN ON EQUITY
Net income return on equity - LTM (1)	8.1%	12.5%		8.1%	12.5%
Net income return on equity - annualized	10.9%	8.4%
Core return on equity - LTM* (2)	10.5%	7.3%		10.5%	7.3%
Core return on equity - annualized*	13.5%	9.6%

FINANCIAL POSITION
Per share: (3)
Book value				$43.22	$38.01	13.7%
Effect of net unrealized investment gains on fixed maturity securities (4)				$8.84	$5.59	58.1%
Dividends paid	$0.30	$0.2875	4.3%	$1.20	$1.15	4.3%
Ending number of shares outstanding (in millions) (3)				41.4	41.2	0.5%
Total assets				$13,471.8	$12,478.7	8.0%
Short-term debt				135.0	135.0	—%
Long-term debt				302.3	298.0	1.4%
Total shareholders’ equity				1,790.1	1,567.3	14.2%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$10.5	$1.7	N.M.	$(2.3)	$153.3	N.M.
After tax	8.4	1.3	N.M.	(1.7)	120.2	N.M.
Per share, diluted	$0.19	$0.03	N.M.	$(0.04)	$2.87	N.M.

N.M. - Not meaningful.
(1)    Based on last twelve months net income and average quarter-end shareholders’ equity.
(2)    Based on last twelve months core earnings and average quarter-end shareholders’ equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.
(3)    Ending shares outstanding were 41,414,218 at December 31, 2020 and 41,238,324 at December 31, 2019.
(4)    Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$233.7	$240.4	-2.8%	$930.7	$898.0	3.6%
Net investment income	101.2	85.8	17.9%	357.6	365.1	-2.1%
Net investment gains (losses)	10.5	1.7	N.M.	(2.3)	153.3	N.M.
Other income	6.9	5.7	21.1%	24.4	22.6	8.0%
Total revenues	352.3	333.6	5.6%	1,310.4	1,439.0	-8.9%

Benefits, claims and settlement expenses	135.8	138.8	-2.2%	568.9	585.1	-2.8%
Interest credited	51.3	52.7	-2.7%	204.6	212.8	-3.9%
Operating expenses	64.7	67.2	-3.7%	237.8	243.1	-2.2%
DAC unlocking and amortization expense	24.9	26.3	-5.3%	99.9	109.2	-8.5%
Intangible asset amortization expense	3.5	3.9	-10.3%	14.4	8.8	63.6%
Interest expense	3.5	4.4	-20.5%	15.2	15.6	-2.6%
Other expense - goodwill and intangible asset impairments	10.0	—	N.M.	10.0	28.0	N.M.
Total benefits, losses and expenses	293.7	293.3	0.1%	1,150.8	1,202.6	-4.3%

Income before income taxes	58.6	40.3	45.4%	159.6	236.4	-32.5%
Income tax expense	10.8	7.3	47.9%	26.3	52.0	-49.4%
Net income	$47.8	$33.0	44.8%	$133.3	$184.4	-27.7%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS*
Property and Casualty	$153.0	$164.6	-7.0%	$635.5	$683.1	-7.0%
Supplemental (1)	32.0	33.0	-3.0%	130.3	65.7	N/A
Annuity contract deposits	116.7	117.9	-1.0%	483.4	462.5	4.5%
Life	30.8	30.7	0.3%	110.1	113.2	-2.7%
Total	$332.5	$346.2	-4.0%	$1,359.3	$1,324.5	2.6%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$22.8	$20.0	14.0%	$76.5	$54.3	40.9%
Supplemental (1)	12.5	11.1	12.6%	43.1	18.0	N/A
Retirement	3.5	2.1	66.7%	20.1	(4.8)	N.M.
Life	3.6	4.0	-10.0%	10.4	17.6	-40.9%
Corporate and Other (2)	5.4	(4.2)	N.M.	(16.8)	99.3	-116.9%
Net income	$47.8	$33.0	44.8%	$133.3	$184.4	-27.7%

N.M. - Not meaningful.
(1)    Acquired on July 1, 2019. Twelve month comparison is not applicable.
(2)    Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 13.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	Change		2020	2019	Change
PROPERTY and CASUALTY
Written premiums*	$153.0	$164.6	-7.0%		$635.5	$683.1	-7.0%
Premiums earned	161.4	170.9	-5.6%		650.1	683.5	-4.9%
Net investment income	12.3	8.1	51.9%		42.6	41.7	2.2%
Other income	0.2	0.3	-33.3%		2.3	2.0	15.0%
Losses and loss adjustment expenses (LAE)	100.0	107.4	-6.9%		431.0	475.6	-9.4%
Operating expenses (includes amortization expense)	45.7	46.7	-2.1%		171.7	183.6	-6.5%
Interest expense	—	0.3	N.M.		0.4	1.3	-69.2%
Income before income taxes	28.2	24.9	13.3%		91.9	66.7	37.8%
Net income / core earnings*	22.8	20.0	14.0%		76.5	54.3	40.9%
Net investment income, after tax	10.2	7.0	45.7%		35.7	35.4	0.8%

Catastrophe losses
After tax	4.8	3.5	37.1%		66.7	41.1	62.3%
Before tax	6.1	4.4	38.6%		84.4	52.0	62.3%
Prior years’ reserves favorable development, before tax
Automobile	—	—	N.M.		2.0	5.5	-63.6%
Property and other	1.0	—	N.M.		8.2	2.0	N.M.
Total	1.0	—	N.M.		10.2	7.5	36.0%

Operating statistics:
Loss and loss adjustment expense ratio	61.9%	62.9%	-1.0	pts	66.3%	69.6%	-3.3	pts
Expense ratio	28.3%	27.4%	0.9	pts	26.4%	26.9%	-0.5	pts
Combined ratio	90.2%	90.3%	-0.1	pts	92.7%	96.5%	-3.8	pts
Effect on the combined ratio of:
Catastrophe losses	3.8%	2.6%	1.2	pts	13.0%	7.6%	5.4	pts
Prior years’ (favorable) reserve development	-0.6%	—%	-0.6	pts	-1.6%	-1.1%	-0.5	pts
Combined ratio excluding the effects of catastrophe losses and prior years’ reserve development (underlying combined ratio)*	87.0%	87.7%	-0.7	pts	81.3%	90.0%	-8.7	pts

Risks in force (in thousands)					583	627	-7.0%
Automobile (1)					399	433	-7.9%
Property					184	194	-5.2%

Policy renewal rate - 12 months
Automobile					81.2%	81.1%	0.1	pts
Property					86.8%	87.1%	-0.3	pts

N.M. - Not meaningful.
(1)    Includes assumed risks in force of 4.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	Change		2020	2019 (1)	Change (1)
SUPPLEMENTAL
Premiums and contract charges earned	$31.9	$32.9	-3.0%		$130.7	$65.8	N/A
Net investment income	6.0	3.8	57.9%		17.8	7.5	N/A
Other income	0.7	0.8	-12.5%		2.7	1.4	N/A
Benefits	9.6	10.6	-9.4%		38.2	21.7	N/A
Change in reserves	(0.2)	(0.6)	66.7%		4.7	3.0	N/A
Interest credited	—	—	—%		0.2	—	N/A
Operating expenses (includes DAC unlocking and amortization expense)	10.1	9.9	2.0%		40.4	20.4	N/A
Intangible asset amortization expense	3.1	3.4	-8.8%		12.6	6.6	N/A
Income before income taxes	16.0	14.2	12.7%		55.1	23.0	N/A
Net income / core earnings*	12.5	11.1	12.6%		43.1	18.0	N/A

Benefits ratio (2)	29.5%	30.4%	-0.9	pts	32.8%	37.5%	N/A
Operating expense ratio (3)	26.2%	26.4%	-0.2	pts	26.7%	27.3%	N/A
Pretax profit margin (4)	41.5%	37.9%	3.6	pts	36.4%	30.8%	N/A

Premium persistency (rolling 12 months)	90.5%	89.3%	1.2	pts	90.5%	89.3%	N/A

N.M. - Not meaningful.
(1)    The acquisition of NTA closed on July 1, 2019.
(2)    Ratio of benefits plus change in reserves to earned premium.
(3)    Ratio of operating expenses to total revenues.
(4)    Ratio of income before taxes to total revenues.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019		Change
RETIREMENT
Contract deposits*	$116.7	$117.9	-1.0%	$483.4	$462.5		4.5%
Variable	57.6	59.8	-3.7%	226.2	217.3		4.1%
Fixed	59.1	58.1	1.7%	257.2	245.2		4.9%
Contract charges earned	8.2	7.0	17.1%	29.7	29.1		2.1%
Net investment income	37.9	33.5	13.1%	132.5	174.7		-24.2%
Interest credited	14.2	16.4	-13.4%	58.6	93.6		-37.4%
Net interest margin	23.7	17.1	38.6%	73.9	81.1		-8.9%
Investment income - deposit asset on reinsurance	25.2	23.8	5.9%	97.3	70.8		37.4%
Interest credited - Reinsured block	25.9	25.0	3.6%	100.9	74.2		36.0%
Net interest margin - Reinsured block	(0.7)	(1.2)	41.7%	(3.6)	(3.4)		-5.9%
Other income	4.2	4.0	5.0%	16.3	17.4		-6.3%
Mortality loss and other reserve changes	(1.2)	(2.6)	53.8%	(5.3)	(5.3)		—%
Operating expenses (includes DAC unlocking and amortization expense)	20.6	22.4	-8.0%	77.0	90.5		-14.9%
Intangible asset amortization expense	0.4	0.5	-20.0%	1.8	2.2		-18.2%
Other expense - goodwill and intangible asset impairments	10.0	—	N.M.	10.0	28.0		-64.3%
Income (loss) before income taxes	3.2	1.4	N.M.	22.2	(1.8)		N.M.
Net income (loss)	3.5	2.1	66.7%	20.1	(4.8)		N.M.
Core earnings	11.6	2.1	N.M.	28.2	23.2		21.6%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.5	$0.1	N.M.	$1.8	$(3.5)		N.M.
Guaranteed minimum death benefit reserve	0.1	—	N.M.	0.1	0.1		—%
Retirement contracts in force (in thousands)				230	229		0.4%
Annuity accumulated account value on deposit / Assets under management				$4,841.8	$4,379.6		10.6%
Variable (1)				2,139.3	1,782.7		20.0%
Fixed				2,702.5	2,596.9		4.1%
Annuity accumulated value retention - 12 months
Variable accumulations				95.0%	94.7%	0.3	pts
Fixed accumulations				94.7%	94.0%	0.7	pts

LIFE
Premiums and contract deposits*	$30.8	$30.7	0.3%	$110.1	$113.2		-2.7%
Premiums and contract charges earned	32.2	29.6	8.8%	120.2	119.6		0.5%
Net investment income	20.4	17.2	18.6%	69.8	72.0		-3.1%
Other income	0.1	0.2	-50.0%	0.2	0.4		-50.0%
Death benefits/mortality cost/change in reserves	25.2	18.8	34.0%	89.7	79.5		12.8%
Interest credited	11.2	11.3	-0.9%	44.9	45.0		-0.2%
Operating expenses (includes DAC unlocking and amortization expense)	11.6	12.2	-4.9%	42.7	45.7		-6.6%
Income before income taxes	4.7	4.7	—%	12.9	21.8		-40.8%
Net income / core earnings*	3.6	4.0	-10.0%	10.4	17.6		-40.9%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.2)	$0.2	N.M.	$0.3	$0.3		—%
Life policies in force (in thousands)				202	201		0.5%
Life insurance in force				$19,821	$19,180		3.3%
Lapse ratio - 12 months (Ordinary life insurance)				4.2%	4.6%	-0.4	pts

N.M. - Not meaningful.
(1)    Amount reported as of December 31, 2020 excludes $752.1 of assets under management held under modified coinsurance reinsurance.

HORACE MANN EDUCATORS CORPORATION
Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Change	2020	2019	% Change
CORPORATE AND OTHER (1)
Components of income (loss) before tax:
Net investment gains (losses)	$10.5	$1.7	N.M.	$(2.3)	$153.3	N.M.
Interest expense	(3.5)	(4.1)	14.6%	(14.8)	(14.3)	-3.5%
Other operating expenses, net investment income and other income	(0.5)	(2.5)	80.0%	(5.4)	(12.3)	56.1%
Income (loss) before income taxes	6.5	(4.9)	N.M.	(22.5)	126.7	N.M.
Net income (loss)	5.4	(4.2)	N.M.	(16.8)	99.3	N.M.

INVESTMENTS
Retirement and Life
Fixed maturity securities, at fair value (amortized cost 2020, $4,458.1; 2019, $4,151.1)				$4,896.6	$4,427.0	10.6%
Equity securities, at fair value				82.9	79.4	4.4%
Short-term investments				125.8	113.6	10.7%
Policy loans				149.3	152.7	-2.2%
Limited partnership interests				276.6	253.1	9.3%
Other investments				51.5	34.8	48.0%
Total Retirement and Life investments				5,582.7	5,060.6	10.3%
Property and Casualty
Fixed maturity securities, at fair value (amortized cost 2020, $789.5; 2019, $846.8)				867.2	899.5	-3.6%
Equity securities, at fair value				31.7	21.1	50.2%
Short-term investments				6.8	0.2	N.M.
Limited partnership interests				136.1	114.5	18.9%
Other investments				1.1	1.0	10.0%
Total Property and Casualty investments				1,042.9	1,036.3	0.6%
Supplemental
Fixed maturity securities, at fair value (amortized cost 2020, $541.0; 2019, $459.1)				581.5	465.2	25.0%
Equity securities, at fair value				6.0	1.4	N.M.
Short-term investments				6.4	57.5	-88.9%
Policy loans				0.8	0.8	—%
Limited partnership interests				36.3	16.0	126.9%
Other investments				1.8	—	N.M.
Total Supplemental investments				632.8	540.9	17.0%
Corporate investments
Equity securities, at fair value				1.0	—	N.M.
Short-term investments				2.8	1.4	100.0%
Total Corporate investments				3.8	1.4	N.M.
Total investments				$7,262.2	$6,639.2	9.4%

Net investment income - investment portfolio
Before tax	$76.0	$62.0	22.6%	$260.3	$294.3	-11.6%
After tax	60.6	49.5	22.4%	207.7	235.0	-11.6%
Investment income - deposit asset on reinsurance
Before tax	$25.2	23.8	5.9%	$97.3	70.8	37.4%
After tax	19.9	18.8	5.9%	76.9	55.9	37.6%
N.M. - Not meaningful.
(1)    The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.